UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Sections 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  June 14, 2013

EXLSERVICE HOLDINGS, INC.
(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation)	001-33089 (Commission File Number)	82-0572194 (I.R.S. Employer Identification No.)

280 Park Avenue, 38th Floor New York, New York 10017 (Address of principal executive offices)

Registrant’s telephone number, including area code:  (212) 277-7100

NOT APPLICABLE
(Former name or address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the obligation of the registrant under any of the following provisions:

☐	Written communication pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07.    Submission of Matters to a Vote of Security Holders.

On June 14, 2013, ExlService Holdings, Inc. (the “Company”) held its annual meeting of stockholders.  At the meeting, stockholders voted on the following items: (1) the election of two Class I members of the Board of Directors of the Company, (2) the ratification of the selection of Ernst & Young LLP as the independent registered public accounting firm of the Company for fiscal year 2013 and (3) the approval of the compensation of the named executive officers of the Company.

Each of the two nominees for election to the Board of Directors was duly elected to serve as a director until the annual meeting of stockholders in 2016 or until his or her successor is duly elected and qualified in accordance with the by-laws of the Company. The final results of the voting were as follows:

Nominees	For	Withhold	Broker Non-Votes

Rohit Kapoor	29,062,959	593,995	791,462

Anne E. Minto	29,297,214	359,740	791,462

The proposal to ratify the selection of Ernst & Young LLP as the independent registered public accounting firm of the Company for fiscal year 2013 was approved. The final results of the voting were as follows:

For	Against	Abstain	Broker Non-Vote

30,156,604	179,002	112,810	--

The proposal to approve the compensation of the named executive officers of the Company was approved.  The final results of the voting were as follows:

For	Against	Abstain	Broker Non-Vote

28,475,857	944,791	236,306	791,462

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

EXLSERVICE HOLDINGS, INC. (Registrant)

Date: June 18, 2013	By:	/s/ Amit Shashank
	Name:	Amit Shashank
	Title:	Executive Vice President, General Counsel and Corporate Secretary